Exhibit J.

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this post effective amendment to the registration statement of Fremont Mutual Funds, Inc. on Form N1-A of our report dated December 12, 2002, on our audit of the financial statements and financial highlights of each of the funds constituting Fremont Mutual Funds, Inc., appearing in the October 31, 2002 Annual Report. We also consent to the to the references to our firm under the caption "Independent Auditors; Financial Statements."

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
San Francisco, California
February 25, 2003